                                                                   Exhibit 3.11

                           CERTIFICATE OF CONVERSION
                                      OF
                        CENDANT CAR RENTAL GROUP, INC.
                                      TO
                         CENDANT CAR RENTAL GROUP, LLC

                    Pursuant to Section 266 of the General
                   Corporation Law of the State of Delaware and Sections 18-204 and 18-214 of the Delaware Limited Liability Company Act

       Cendant Car Rental Group, Inc., a Delaware corporation (the "Corporation"), does hereby certify to the following facts relating to the conversion of the Corporation into a Delaware limited liability company (the "Conversion") under the name Cendant Car Rental Group, LLC:

FIRST: The name of the Corporation immediately prior to the filing of this Certificate of Conversion is Cendant Car Rental Group, Inc.

SECOND: The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on the 29th day of April, 1996. The Corporation's jurisdiction of incorporation immediately prior to the filing of this Certificate of Conversion is the State of Delaware.

THIRD: The name of the limited liability company into which the Corporation shall be converted, as set forth in its Certificate of Formation, is Cendant Car Rental Group, LLC.

FOURTH: This Certificate of Conversion to a Delaware limited liability company shall be effective at 10:00 a.m. on the 9th day of January, 2006.

FIFTH: The Conversion has been approved in accordance with Section 266 of the General Corporation Law of the State of Delaware and Sections 18-204 and 18-214 of the Delaware Limited Liability Company Act.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Conversion to be executed on this 9th day of January, 2006.

                                 CENDANT CAR RENTAL GROUP, INC.

                                 By:    /s/ Jean Marie Sera
                                        -----------------------------------
                                 Name:  Jean Marie Sera
                                 Title: Vice President & Assistant Secretary

                           CERTIFICATE OF FORMATION
                                      OF
                         CENDANT CAR RENTAL GROUP, LLC

1. The name of the limited liability company is Cendant Car Rental Group, LLC

2. The address of its registered office in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is: Corporation Service Company.

       IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Cendant Car Rental Group, LLC on this 9th day of January, 2006.

                                           Cendant Car Rental Group, LLC

                                           By:    /s/ Lynn A. Feldman
                                                  -----------------------------
                                           Name:  Lynn A. Feldman
                                           Title: Authorized Person

                           CERTIFICATE OF CONVERSION
                                      OF
                          AVIS CAR RENTAL GROUP, INC.
                                      OF
                          AVIS CAR RENTAL GROUP, LLC

                    Pursuant to Section 266 of the General
                   Corporation Law of the State of Delaware and Sections 18-204 end 18-214 of the Delaware Limited Liability Company Act

       Avis Car Rental Group, Inc., a Delaware corporation (the "Corporation"). does hereby certify to the following facts relating to the conversion of the Corporation into a Delaware limited liability company (the "Conversion") under the name Avis Car Rental Group, LLC:

       FIRST: The name of the Corporation immediately prior to filing of this Certificate of Conversion is Avis Car Rental Group, Inc.

       SECOND: The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on the 16th day of July, 1986. The Corporation's jurisdiction of incorporation immediately prior to the filing of this Certificate of Conversion is the State of Delaware.

       THIRD: The name of the limited liability company into which the Corporation shall be converted, as set forth in its Certificate of Formation, is Avis Car Rental Group, LLC.

       FOURTH: This Certificate of Conversion to a Delaware limited liability company shall be effective at 10:00 a.m. on the 12th day of January, 2006.

       FIFTH: The Conversion has been approved in accordance with Section 266 of the General Corporation Law of the State of Delaware and Sections 18-204 and 18-214 of the Delaware Limited Liability Company Act.

   IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed on this 12th day of January 2006.

                                           /s/ Jean M. Sera
                                           -------------------------------------
                                           Name:  Jean Marie Sera
                                           Title: Vice President and Assistant
                                                  Secretary

                           CERTIFICATE OF FORMATION
                                      OF
                          AVIS CAR RENTAL GROUP, LLC

1.  The name of the limited liability company is Avis Car Rental Group, LLC.

2. The address of its registered office in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is: Corporation Service Company.

3. This Certificate of Formation shall be effective at 10:00 a.m. on the 12th day of January, 2006.

                                              Avis Car Rental Group, LLC

                                              By: /s/ Lynn A. Feldman
                                                  -----------------------------
                                                  Lynn A. Feldman
                                                  Authorized Person

                           Certificate of Amendment
                                      Of
                         Certificate of Incorporation
                                      Of
                           Cendant Car Rental, Inc.

   Cendant Car Rental, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, (the "Corporation"), DOES HEREBY CERTIFY:

   FIRST: That the Board of Directors of the Corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable an amendment to the Certificate of Incorporation of the Corporation to change the name of the Corporation to "Cendant Car Rental Group, Inc."

   SECOND: That in lieu of a meeting and Vote of the stockholder, the sole stockholder has given its unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware by adopting the following resolution:

   RESOLVED, that Article FIRST of the Certificate of Incorporation be amended to read as follows:

   "FIRST: 'The name of the Corporation is Avis Car Rental Group, Inc."

   FURTHER RESOLVED, that the foregoing name change shall be effective upon the filing of this certificate.

   THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

   IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Lynn A. Feldman, its Vice President and Assistant Secretary, this 25th day of November 2002.

                                        /s/ Lynn A. Feldman
                                        --------------------------------------
                                        Lynn A. Feldman
                                        Vice President and Assistant Secretary

                           Certificate of Amendment
                                      of
                         Certificate of Incorporation
                                      of
                             HFS Car Rental, Inc.

   HFS Car Rental, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

   FIRST: That the Board of Directors of the Corporation by the unanimous Written consent of its members adopted a Resolution proposing and declaring it advisable to amend the Certificate of Incorporation of the Corporation in order to change the name or the Corporation to Ccndant Car Rental. Inc.

   SECOND: That in lieu of a meeting and vote of the stockholder, the sole stockholder has given its unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware by adopting the following resolution:

       RESOLVED, that Article FIRST of the Certificate of Incorporation be amended to read as follows:

       "FIRST: The name of the Corporation is Cendant Car Rental, Inc."

       FURTHER RESOLVED, that the foregoing name change shall be effective as of February 6.1998.

   THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

   FOURTH: This Certificate of Amendment of the Certificate of Incorporation shall be effective as of February 6, 1998.

   IN WITNESS WHEREOF, said HFS Car Rental, Inc. has caused this certificate to be signed by the officer whose name and office appears below, this 5th day of February 1998.

                                             HFS CAR RENTAL, INC.

                                             /s/ James E. Buckman
                                             ----------------------------------
                                             James E. Buckman
                                             Senior Executive Vice President

                           CERTIFICATE OF AMENDMENT
                                      OF
                     RESTATED CERTIFICATE OF INCORPORATION

Avis, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

   FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Restated Certificate of Incorporation of said corporation:

       RESOLVED, that the Restated Certificate of Incorporation of Avis, Inc. be amended by changing the First Article thereof so that, as amended, said Article shall be and read as follows:

       The name of the corporation is HFS Car Rental, Inc. (hereinafter the "Corporation").

   SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

   THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

   IN WITNESS WHEREOF, said Avis, Inc. has caused this certificate to be signed by Stephen P. Holmes, its Vice Chairman and CEO, this fifth day of June 1997.

                                              AVIS, INC.

                                              By: /s/ Stephen P. Holmes
                                                  -----------------------------
                                                  Vice Chairman and CEO

                     RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                                  AVIS, INC.

             Pursuant to Sections 228, 242 and 245 of the General
                   Corporation Law of the State of Delaware

   Avis, Inc., a Delaware corporation (hereinafter the "Corporation"), does hereby certify as follows:

       FIRST: The name of the Corporation is Avis,. Inc. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on July 16, 1986 and the name under which the Corporation was originally incorporated was Siva Holdings, Inc.

       SECOND: Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Restate Certificate of Incorporation of the Corporation restates and integrates and further amends the provisions of the Corporation's Certificate of Incorporation.

       THIRD: The entire text of the Corporation's Certificate of Incorporation as heretofore amended, is hereby amended and restated in its entirety to read as follows:

       FIRST: The name of the Corporation is Avis, Inc. (hereinafter the "Corporation")

       SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

       THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the "GCL").

       FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 1,000 shares of Common Stock, each having a par value of one penny ($0.0l).

       FIFTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation, and of its directors and stockholders:

       (1) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

       (2) The directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the By-Laws of the Corporation.

       (3) The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the By-Laws of the Corporation. Election of directors need not be by written ballot unless the By-Laws so provide.

       (4) No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the GCL or (iv) for any transaction from which the director derived an improper personal benefit. Any repea1 or modification of this Article FIFTH by the stockholders of The Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

       (5) If the GCL is hereinafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the GCL, as so amended.

       (6) The provisions of this Article FIFTH shall not be deemed to limit or preclude indemnification of a director by the Corporation for any liability of a director that has not been eliminated or limited by the provisions of subsections (4) and (5) of this Article FIFTH.

       (7) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation. subject, nevertheless, to the provisions of the GCL, this Certificate of Incorporation, and any By-Laws adopted by the Stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders shall inva1idate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

       SIXTH: Meeting of stockholder may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept

(subject to any provision contained in the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors of in the By-laws of the Corporation.

       SEVENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholder herein are granted subject to this reservation.

   IN WITNESS WHEREOF, the Corporation has caused this Certificate to be duly executed this 17th day of October, 1996.

                                           AVIS, INC.

                                           By:    /s/ James E. Buckman
                                                  -----------------------------
                                           Name:  James E. Buckman
                                           Title: Vice President